VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is executed as of August 25, 2025 (the “Effective Date”) by and between Favo Capital, Inc., a Nevada corporation (“FAVO” or the “Company”) and Forfront Capital, LLC, a Delaware limited liability company (the “Shareholder”).

WHEREAS, the Shareholder owns ten million (10,000,000) shares of Series B Preferred Stock of FAVO (the “Series B Shares”), which entitle the holder to fifty (50) votes per share on all matters submitted to a vote of the stockholders of FAVO;

WHEREAS, the Series B Shares were issued to the Shareholder pursuant to a Conversion Agreement dated August 20, 2025, in exchange for certain shares of Series A Preferred Stock;

WHEREAS, to promote the stability and effective governance of FAVO, the Shareholder desires to agree to vote the Series B Shares in accordance with the directions of the founders of FAVO, which includes Vincent Napolitano, Shaun Quin, and Glen Steward (the “Founders”);

WHEREAS, this Agreement is entered into pursuant to NRS 78.365(3), providing for the voting of the Series B Shares in accordance with the provisions and procedures set forth herein; and

WHEREAS, this Agreement is intended to comply with Nevada Revised Statutes (“NRS”) § 78.365 (as amended) regarding stockholder voting agreements and NRS § 78.355 regarding proxies;

NOW THEREFORE, in exchange for good and valuable consideration, including $10, the receipt and sufficiency of which are hereby acknowledged, FAVO and the Shareholder agree as follows:

1.       Voting of Shares. During the Term (as defined below), the Shareholder hereby agrees to vote (or cause to be voted) all of the Series B Shares owned by the Shareholder, whether beneficially or of record, on all matters submitted to a vote or consent of the stockholders of FAVO, in such manner as may be directed from time to time by a majority of the Founders (including, for the avoidance of doubt, any directors affiliated with the Shareholder, if applicable). The Shareholder shall not vote the Series B Shares in any manner inconsistent with such directions.

2.       Irrevocable Proxy.

a.       To secure the Shareholder’s obligations under this Agreement, the Shareholder hereby appoints the President of FAVO (or such other person as may be designated in writing by the Founders from time to time) (the “Proxy Holder”), as the Shareholder’s true and lawful proxy and attorney-in-fact, with full power of substitution, to vote (or consent with respect to) the Series B Shares at any annual, special, or adjourned meeting of the stockholders of FAVO, or in any action by written consent, in accordance with the directions of the Founders as provided in Section 1 above.

b.       This proxy is irrevocable and coupled with an interest (including the Company’s interest in maintaining governance stability and aligning stockholder voting with the Founders’s strategic direction) and shall be deemed to be so as long as it is in effect pursuant to NRS

§ 78.355. The Shareholder hereby revokes any and all prior proxies granted with respect to the Series B Shares.

c.       The Proxy Holder may exercise this proxy at any time during the Term if the Shareholder fails or refuses to vote the Series B Shares as required under Section 1. The Shareholder shall take all necessary actions to ensure that the Series B Shares are present (in person or by proxy) for purposes of establishing a quorum at any stockholder meeting.

d.       Upon request, the Shareholder shall execute and deliver any additional documents necessary to confirm or effectuate this proxy.

3.       Term. This Agreement shall commence on the Effective Date and continue in full force and effect until the earliest of: (i) fifteen (15) years from the Effective Date; (ii) the mutual written agreement of the parties to terminate this Agreement; (iii) the Shareholder no longer owns any Series B Shares; or (iv) the dissolution or liquidation of FAVO (the “Term”). The proxy granted hereunder shall terminate automatically upon the end of the Term. At any time within the two (2) years preceding the expiration of this Agreement, the parties may extend its duration for an additional period not exceeding fifteen (15) years by written agreement, in accordance with NRS 78.365.

4.       Representations, Warranties and Covenants.

a.       FAVO hereby makes the following representations, warranties and covenants in favor of the Shareholder:

1.       Authority. FAVO has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of FAVO.

2.       Organization and Standing. FAVO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

3.       No Conflicts. The execution, delivery, and performance of this Agreement by FAVO do not violate any provision of its Articles of Incorporation, Bylaws, or any material agreement to which it is a party.

b.       The Shareholder hereby makes the following representations, warranties and covenants in favor of FAVO:

1.       Ownership. The Shareholder is the sole beneficial and record owner of the Series B Shares, free and clear of any liens, claims, or encumbrances that would prevent the performance of this Agreement.

2.       Authority. The Shareholder has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Shareholder.

3.       No Conflicts. The execution, delivery, and performance of this Agreement by the Shareholder do not violate any provision of its organizational documents or any material agreement to which it is a party.

5.       Enforceability Against Transferees. Pursuant to NRS 78.365(4), this Agreement shall be enforceable against any transferee of the Series B Shares only if (a) the transferee agrees in writing

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to be bound by this Agreement, or (b) the existence of this Agreement is noted conspicuously on the front or back of the stock certificate representing the Series B Shares or is contained in any written statement of information required by NRS 78.235. The Company shall cause the existence of this Agreement to be so noted on any certificate or book-entry statement for the Series B Shares.

6.       Specific Performance. The parties acknowledge that any breach of this Agreement would cause irreparable harm for which monetary damages would be inadequate. Accordingly, the non- breaching party shall be entitled to seek injunctive relief or specific performance to enforce this Agreement, in addition to any other remedies available at law or in equity.

7.       Indemnification. Each party agrees to indemnify and hold harmless the other party from any losses, claims, damages, liabilities, or expenses (including reasonable attorneys' fees) arising out of any breach of its representations, warranties, or covenants hereunder.

8.       Governing Law. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of Nevada, without regard to conflicts of law principles. Any dispute arising from or related to this Agreement shall be subject to the exclusive jurisdiction of the state or federal courts sitting in Clark County, Nevada. The prevailing party shall be entitled to recover its actual attorneys’ fees and costs incurred in connection with that litigation.

9.       Further Actions. The parties agree to take such further action and execute such additional documents as may be necessary to implement the terms and conditions of this Agreement.

10.   No Oral Modifications. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

11.   Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties, their representatives, heirs, estates, parent and subsidiary entities, members, managers, shareholders, principals, affiliates, successors, officers, directors, partners, administrators, trustees, receivers, agents, employees, executors, assigns, and all other persons and entities that could in any way have legal responsibility for, or claim any rights through, any of them.

12.   Severability. If any term or provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

13.   Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties hereto.

14.   Interpretation. All provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

15.   Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. An original signature or copy thereof transmitted by facsimile, email (including PDF), or electronic signature service shall constitute an original signature for purposes of this Agreement.

16.   Survival. The representations and warranties herein shall survive the termination of this Agreement for a period of one year.

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Favo Capital, Inc.

By: /s/ Vincent Napolitano

Name: Vincent Napolitano Title: CEO

Forfront Capital, LLC

By: /s/ Glen Steward

Name: Glen Steward

Title: Authorized Representative

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